SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 6, 2005
                                                         -----------------


                           GREENMAN TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




    Delaware                        1-13776                      71-0724248
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(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

                                 7 Kimball Lane
                                   Building A
                               Lynnfield, MA 01940
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (781) 224-2411
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Definitive Material Agreement

On September 6, 2005, GreenMan Technologies, Inc. and several of its wholly owned subsidiaries entered into an Asset Purchase Agreement with Tennessee Tire Recyclers Inc. Under the agreement, we assigned to Tennessee Tire Recyclers, and Tennessee Tire Recyclers assumed, all of our rights and obligations under all Tennessee contracts and certain other contracts with suppliers of waste tires and contracts to supply whole tires to certain cement kilns in the southeastern region of the United States. We sold no tangible assets and received no cash consideration for these assignments and will write-off $918,450 of goodwill associated with the intangible assets assigned.

Historically, we transported at a significant cost, a majority of our Tennessee-sourced tires to our Georgia facility for processing due to our inability to purchase the appropriate high-volume shredding and ancillary equipment necessary to process all Tennessee tires locally. In July 2003, our Tennessee facility began processing local tires on a limited basis using excess and idle equipment from various other GreenMan locations but unfortunately our Tennessee based operations remained unprofitable. We estimate the assumption of these contracts by Tennessee Tire Recyclers and the pending closure of our Tennessee facility in September relieves us of obligations that have negatively contributed to our operating losses over the past several years and will positively impact our overall corporate cashflow by over $150,000 per month. We anticipate the transition of assigning all contracts to be completed within 60 to 90 days and will redeploy all remaining Tennessee equipment to other locations during the timeframe.

We originally acquired our Tennessee-based operations in April 2001 from Tennessee Tire Recyclers, a Tennessee company controlled by Thomas Carter. Mr. Carter subsequently became our Southeastern Regional Vice President. Upon the completion of the assignment of these contracts, Mr. Carter will resign his employment with us, and Tennessee Tire Recyclers agreed to make Mr. Carter available to us on a paid consulting basis to assist with our operations in Georgia for up to two years. Pursuant to the terms of the April 2001 agreement, Tennessee Tire Recyclers was granted a right of first offer to repurchase all acquired assets if we subsequently chose to sell or assign all or substantially all of the acquired assets.

We agreed not to compete in the business of collecting, transporting, processing or disposing of scrap tires in Tennessee for a period of three years, and Tennessee Tire Recyclers agreed not to compete in that business outside of Tennessee, except to the extent reasonably necessary to conduct its business of supplying whole tires to cement kilns outside of Tennessee, during the same period.

Tennessee Tire Recyclers agreed that if it desires to sell or assign all or substantially all of the acquired contracts at any time in the next three years, it will offer to sell or assign them to us before making any offer to a third party. Similarly, we agreed that if we desire to sell all or substantially all of our waste tire operations in Georgia or in any state which is contiguous with Tennessee or Georgia at any time during the next three years, we will offer to sell those operations to Tennessee Tire Recyclers before making any offer to a third party.

Item 9.01. Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired

      None

(b)   Pro Forma Financial Information

      None

(c)   Exhibits.

      Exhibit 99.1   Press release of the registrant dated September 13, 2005

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GREENMAN TECHNOLOGIES, INC.
                                          (Registrant)



                                          By: /s/ Charles E. Coppa
                                          -----------------------------
                                          Charles E. Coppa
                                          Chief Financial Officer

Date: September 12, 2005